EXHIBIT 31.1

CERTIFICATION

I, André-Michel Ballester, certify that:

1. I have reviewed this Amendment No. 1 to the Transition Report on Form 10-K/T for the transitional period April 25, 2015 to December 31, 2015 of LivaNova PLC; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

/s/ André-Michel Ballester
André-Michel Ballester
Chief Executive Officer
(Principal Executive Officer)